AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER ("AGREEMENT") dated as of June 23, 2004, by and between Citadel Media, Inc., a Washington corporation ("CITADEL"), and Orion Acquisition Corp. II, a Delaware corporation ("ORION").

                              W I T N E S S E T H:

      WHEREAS, Orion desires to acquire Citadel, and Citadel desires to be acquired by Orion through the merger of Citadel with and into Orion pursuant to the terms hereinafter set forth (the "MERGER");

      WHEREAS, Orion and Citadel each intend, for Federal income tax purposes, that the Merger contemplated thereby constitutes a reorganization pursuant to
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("CODE");

      WHEREAS, Orion has an authorized capital stock consisting of 10,000,000 shares of common stock, $.01 par value per share (the "ORION COMMON STOCK"), of which 1,030,907 shares are currently issued and outstanding ("PRE-MERGER ORION SHARES"), and 1,000,000 shares of preferred stock, $.01 par value per share (the "ORION PREFERRED STOCK"), of which (i) there are 110 shares are designated Class A Preferred Stock currently issued or outstanding convertible into 110,000 shares of Orion Common Stock ("ORION CLASS A PREFERRED STOCK") and (ii) of which there are 685,000 shares designated Orion Class B Preferred Stock convertible into 6,850,000 shares of Orion Common Stock ("ORION CLASS B PREFERRED STOCK");

      WHEREAS, Orion currently also has outstanding common stock purchase warrants entitling the holders thereof to purchase an aggregate of up to 358,000 shares of the Orion Common Stock, all as further described herein (collectively, the "ORION WARRANTS ") and certain obligations pursuant to a settlement agreement to issue rights for additional shares of Orion Common Stock in certain circumstances ("ORION RIGHTS");

      WHEREAS, Citadel has an authorized capital stock consisting of 50,000,000 shares of common stock, no par value per share (the "CITADEL COMMON STOCK"), of which 12,987,500 shares are currently issued and outstanding; and 50,000,000 shares of Preferred Stock, no par value per share (the "CITADEL PREFERRED STOCK"), of which 4,001,250 shares are currently issued or outstanding currently convertible pursuant to the terms thereof into 4,001,250 shares of Citadel Common Stock and designated as Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock (collectively, Citadel Common Stock and Citadel Preferred Stock as "CITADEL STOCK"); and

      WHEREAS, Citadel currently also has outstanding stock warrants and options entitling the holders thereof to purchase an aggregate of up to 12,949,800 shares of Citadel Stock, all as further described herein (collectively, the "CITADEL WARRANTS AND CITADEL OPTIONS"); and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                              ADOPTION OF AGREEMENT

      1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 herein), in accordance with this Agreement and the relevant provisions of the Washington Business Corporation Act ("WBCA") and the Delaware General Corporation Law ("DGCL"), Citadel shall be merged with and into Orion, and Orion will be the surviving corporation to the Merger (the "SURVIVING CORPORATION"), and be deemed to continue, for all purposes, after the Merger. The existence of Citadel shall cease at the Effective Time as a consequence of the Merger.

      1.2 EFFECTIVE DATE OF THE MERGER. This Agreement shall be submitted to the stockholders of Citadel as provided in Section 6.4 hereof, for approval as soon as practicable, after the date of this Agreement. Subject to the terms and conditions hereof, including, without limitation, Orion's and Citadel's right to terminate this Agreement without liability in accordance with Article X hereof, upon the authorization, approval and adoption of this Agreement by the affirmative vote of the holders of the required outstanding shares of Citadel Stock pursuant to RCW 23B.11.030 of the WBCA, a copy of the Articles of Amendment and Merger, substantially in the form annexed hereto as EXHIBIT 1.2(A) (the "ARTICLES OF AMENDMENT AND MERGER") shall be executed in accordance with
Section 23.11 of the WBCA and delivered to the Secretary of State of the State of Washington for filing in accordance with RCW 23B.11.050 of the WBCA and a copy of the Certificate of Merger substantially in the form annexed hereto as
EXHIBIT 1.2(B) (the "CERTIFICATE OF MERGER"), shall be executed in accordance with Section 251 of the DGCL and delivered to the Secretary of State of the State of Delaware (the time of such filings being the "EFFECTIVE TIME" and the date of such filings being the "EFFECTIVE DATE").

      1.3 SURVIVING CORPORATION. Following the Merger, Orion shall continue to exist under, and be governed by, the laws of the State of Delaware and be the surviving corporation ("SURVIVING CORPORATION").

      1.4 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Certificate of Incorporation of Orion, as in effect at the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

      1.5 BY-LAWS OF THE SURVIVING CORPORATION. The By-laws of Orion, as in effect at the Effective Time, shall continue in full force and effect as the By-laws of the Surviving Corporation.

                                   ARTICLE II

                                 PLAN OF MERGER.

      2.1 CONVERSION PLAN.

            (a) PLAN. The method of effecting the Merger and the basis for exchanging and converting (i) the outstanding Citadel Stock into authorized but unissued shares of Class B Preferred Stock of Orion with the rights and preferences set forth in Exhibit 2.2(F)(i) hereto (the "MERGER STOCK"), and (ii) the outstanding Citadel Warrants and Citadel Options into warrants and options to purchase shares of Merger Stock, as the case may be, shall be as provided in this Article.

            (b) MERGER CONSIDERATION. The total consideration in shares of Orion to be issued by Orion pursuant to this Merger shall be 685,000 shares of Merger Stock, of which, subject to adjustments pursuant to the formula provided, in Section 2.1(c), (i) 443,526 shares of Merger Stock shall be issued as provided in Section 2.1(c) and (ii) 241,474 shares of Merger Stock shall be reserved by Orion pursuant to Section 2.2 hereof for the benefit of the holder of Citadel Warrants and Citadel Options and, if lapsed and subject to Section 2.2(e), for the benefit of Participating Stockholders.

            (c) CONVERSION OF CITADEL STOCK. At the Effective Time, each issued and outstanding share of Citadel Stock shall by virtue of the Merger and without further action, be deemed canceled and cease to exist. Upon presentation for surrender of a certificate representing such share by each stockholder of Citadel participating in the Merger (collectively, the "PARTICIPATING STOCKHOLDERS"), Citadel Stock shall be converted into an aggregate of shares of Merger Stock pursuant to the following, two part mathematical procedure, which is represented below:

                  (i) DETERMINATION OF THE ADJUSTED SHARE TOTAL: Firstly, each share of Citadel Stock shall be multiplied by the Adjustment Factor pursuant to the schedule below to produce an Adjusted Share:


                                ADJUSTMENT FACTOR

                      Citadel Stock    Adjustment Factor ("AR")
        -----------------------------------------------------------
        Common Stock                            1
        Series A Preferred Stock                2
        Series B Preferred Stock                2
        Series C Preferred Stock                5
        Series D Preferred Stock                5
        Series E Preferred Stock               n/a
        -----------------------------------------------------------

                  (ii) ORION CONVERSION FORMULA. Secondly, (a) the Adjusted Share shall be divided by the Common Stock Equivalents ("CSE") to produce a Conversion Factor, and (b) then the Conversion Factor shall be multiplied by 685,000.

                  (iii) CITADEL CONVERSION FORMULA. The forgoing conversion procedure may be represented mathematically pursuant to the following formula:



           Share of Merger Stock = [ (CITADEL STOCK X AR) ] X 685,000
                                     -------------------
                                             CSE

           Where:

                  "CSE" means Common Stock Equivalents, as set forth in Schedule 2.2(f)(ii) hereof

                  "AR" means Adjustment Factor

                  "Citadel Stock" means a share of Citadel Stock

            (d) CITADEL WARRANTS AND OPTIONS. At the Effective Time, each issued and outstanding Citadel Warrant and Citadel Option shall, by virtue of the Merger and without further action, be deemed to be assumed by Orion and modified so that, in lieu of having the right to acquire shares of Citadel Stock on exercise, the holder will have the right to acquire shares of Merger Stock on the same basis as Citadel Stock was exchanged into Merger Stock under Section 2.1(c) at an exercise price adjusted to reflect the exchange under Section 2.1(c) so as to maintain the relative entitlements before and after the Merger, and for an exercise period that is the same as the exercise period of the particular Citadel Warrant and Citadel Option (collectively, the "CITADEL WARRANTS AND CITADEL OPTIONS").

Notwithstanding the foregoing, upon conversion of the Merger Stock, the Citadel Warrants and Citadel Options then will represent the right to acquire that number of shares of Orion Common Stock into which the Merger Stock the Citadel Warrant and Citadel Option had the right to acquire immediately after the Effective Date (subject to all contractual adjustments thereafter), at an exercise price adjusted for the conversion of the Merger Stock. For the purposes of clarity, if any Citadel Warrant and Citadel Option was exercisable for Citadel Common Stock and/or Citadel Preferred Stock, upon exercise of the Citadel Warrant and Citadel Option, the holder will receive only Merger Stock, as if all Citadel securities had been issued and then converted into Merger Stock and after the conversion of the Merger Stock into Orion Common Stock, upon exercise of the Citadel Warrant and Citadel Option, the holder will receive only Orion Common Stock at the rate provided in the Merger Stock conversion as if the holder had exercised or converted the Citadel Warrant and Citadel Option for Merger Stock after the Effective Date. Except as provided herein, all the other substantive terms of Citadel Warrants and Citadel Options shall continue in full force and effect.

            (e) SCHEDULE OF CITADEL WARRANTS AND CITADEL OPTIONS. Attached hereto as SCHEDULE 2.1(E) is the list of Citadel Warrants and Citadel Options, the respective holders thereof and the numbers and classes of Citadel Stock and Merger Stock for which they may now and after the Merger be exercised and the price per share of Merger Stock.

      2.2 RESERVE OF SHARES FOR CITADEL WARRANTS AND CITADEL OPTIONS. Orion shall retain and reserve at all times as authorized, but unissued shares of Merger Stock, and after conversion of the Merger Stock, Orion Common Stock ("RESERVED MERGER STOCK"), which such Reserved Merger Stock shall be used to satisfy the obligations of the Citadel Warrants and Citadel Options assumed by Orion pursuant to this Merger Agreement until their respective exercise, conversion or termination. The Reserved Merger Stock shall be held, maintained and administered by the Surviving Corporation pursuant to this Agreement for the benefit of the holder of Citadel Warrants and Citadel Options and, if lapsed and subject to Section 2.2(e), for the benefit of Participating Stockholders.

            (a) EXERCISES. The Reserved Merger Stock will be used to satisfy the obligation of the Surviving Corporation under the Citadel Warrants and Options assumed hereunder.

            (b) WARRANTS AND OPTION CONSIDERATION. The exercise price or any other consideration paid by a holder of a Citadel Warrant and Citadel Option ("OPTION CONSIDERATION") shall be paid to the Surviving Corporation, as provided under the terms of the Citadel Warrant and Citadel Option, or the stock plan or agreement pursuant to which the Citadel Warrant and Citadel Option was issued. Upon receipt of the Exercise Consideration by the Surviving Corporation, Surviving Corporation shall direct the issuance of the Reserved Merger Stock in the amount to which the holder of the Citadel Warrant and Citadel Option is entitled.

            (c) LAPSED CITADEL WARRANTS AND CITADEL OPTIONS. If any Citadel Warrant and Citadel Option lapses or otherwise terminates without exercise, in whole or part, the Reserved Merger Stock subject to such unexercised portion of the Citadel Warrant and Citadel Option ("LAPSED RESERVED MERGER STOCK") shall be distributed, or subject to distribution, by the Surviving Corporation as provided Section 2.2(d), subject to
      Section 2.2(e) hereof.

            (d) DISTRIBUTIONS OF LAPSED RESERVED MERGER STOCK. On each Determination Date (as hereinafter defined), each Participating Stockholder shall receive the Participating Stockholder's Pro Rata Share of the Lapsed Reserved Merger Stock based on the conversion ratio set forth in Section 2.1(c) hereof. The Surviving Corporation shall endeavor to distribute all Lapsed Reserved Merger Stock to the Participating Stockholders as soon as reasonable practical, but not later than 30 days after a Determination Date.

            (e) OTHER CITADEL WARRANTS AND CITADEL OPTIONS. Prior any Determination Date, the Lapsed Reserved Merger Stock, if any, may be used by the Surviving Corporation to satisfy, in whole or in part, in good faith any claim of a Person claiming to be holder of a Citadel Warrant or Citadel Option not set forth herein.

            (f) ADDITIONAL SECTION 2 DEFINITIONS.

                  (i) "CLASS B PREFERRED STOCK" means the Class B Preferred Stock of Orion, which shall have the rights and preferences as set forth in
EXHIBIT 2.2(F)(I) hereof.

                  (ii) "CITADEL STOCK EQUIVALENTS" means (i) aggregate of the Citadel Stock, as adjusted pursuant to Section 2.1(c)(i) to Adjusted Shares and
(ii) aggregate total of the Citadel Warrants and Citadel Options under Section 2.1(c)(ii), all as adjusted to Adjusted Shares, in the manner provided for Citadel Stock under Section 2.1(c)(i) hereof. The schedule of Common Stock Equivalents is attached hereto as SCHEDULE 2.2(F)(II) hereof.

                  (iii) "DETERMINATION DATE" shall mean each anniversary of the Closing Date commencing on the third (3rd) anniversary of the Closing Date until exercise, conversion and termination of all the Citadel Warrants and Options, at such other times as determined by the board of directors of the Surviving Corporation, and the last expiration or termination date of all the Citadel Warrants and Citadel Options.

                  (iv) "PRO RATA SHARE" means, with respect to each Participating Stockholder, the ratio (a) the numerator of which is the number of shares of Merger Stock receive by the Participating Stockholder at Closing, and
(b) the denominator of which is the total number of shares of Merger Stock received by all of the Participating Stockholders at Closing.

                  No fractional shares of Merger Stock, Lapsed Reserved Merger Stock, or the Common Stock into which it is convertible, will be distributed. In lieu of any fractional share to which a Participating Stockholder would otherwise be entitled or receive or purchase, Surviving Corporation shall round down to the next whole share; provided that no rounding shall occur until the conversion of the Merger Stock to Orion Common Stock. If at the termination of the rights of all of the Participating Stockholders to the Reserved Merger Stock, there are any fractional Lapsed Reserved Merger Stock remaining, the Lapsed Reserved Merger Stock shall be returned to the status of authorized and unissued shares of capital stock Orion without restrictions.

      2.3 ORION NOTE. At the Effective Time, the Promissory Note of Citadel to Orion dated December 9, 2003 and March 9, 2004 and the Warrant(s) granted therewith to Orion dated December 9, 2003 and March 9, 2004 (collectively, "ORION NOTE") shall be extinguished.

      2.4 DISSENTING SHAREHOLDERS.

            (a) Notwithstanding Section 2.1(b) above, shares of Citadel Stock that are held by a stockholder of Citadel who has properly preserved and perfected dissenters' rights with respect to such shares ("CITADEL DISSENTING STOCKHOLDER") pursuant to RCW 23B.13.200 et seq. of the WBCA shall not be converted into the right to receive Merger Stock pursuant to
      Section 2.1(c) hereof, and instead shall be treated in accordance with those provisions of the WBCA unless and until the right of such Citadel Dissenting Stockholder under RCW 23B.13.250 of the WBCA to payment for his shares shall cease.

            (b) If any Citadel Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) such Citadel Dissenting Stockholder's right to payment for any of such Citadel Dissenting
      Stockholder's shares under RCW 23B.13.200 et seq. of the WBCA, such Citadel Dissenting Stockholder's shares shall automatically be converted into the right to receive shares of Merger Stock in accordance with
      Section 2.1(c) hereto.

            (c) Each Citadel Dissenting Stockholder who becomes entitled, pursuant to the provisions of RCW 23B.13.200 et seq. of the WBCA, to payment of the fair value of any such Citadel Dissenting Stockholder's shares shall receive payment therefore from the Surviving Corporation pursuant to Section 23B.13.250 of the WBCA.

      2.5 EXCHANGE AND CONVERSION OF SHARES OF CITADEL STOCK. The manner of exchanging and converting shares of Citadel Stock into shares of Merger Stock in accordance with Section 2.1(c) above, shall be as follows:

            (a) From and after the Effective Time, American Stock Transfer & Trust Company (the "EXCHANGE AGENT") shall act as exchange agent in effecting the exchange of certificates representing shares of Citadel Stock pursuant to Section 2.1(c) hereof. As soon as practicable after the Effective Time, and after surrender to the Exchange Agent by each Participating Stockholder of certificates which prior to the Effective Time represented shares of Citadel Stock, the Surviving Corporation shall cause to be distributed to such Participating Stockholder in whose name such stock certificates shall have been registered, or in accordance with the written instructions transmitted to the Exchange Agent by the Participating Stockholder, certificates representing shares of Merger Stock, all in accordance with the provisions of Section 2.1(c) hereof. Upon the surrender by Participating Stockholders of each certificate representing shares of Citadel Stock, and the issuance and delivery by the Exchange Agent of certificates representing shares of Merger Stock, the certificates which prior to the Effective Time represented outstanding shares of Citadel Stock shall forthwith be canceled. Until so surrendered and exchanged, each such certificate representing shares of Citadel Stock shall be deemed for all purposes to evidence only a right to receive shares of Merger Stock, and the holders of such certificates after the Effective Time shall no longer be deemed, for any purpose, to be stockholders in Citadel.

            (b) Participating Stock Holders will, for all purposes (except for the payment of possible dividends or other distributions by Orion which will be withheld until the exchange of certificates discussed above), be deemed to be stockholders of Orion, as of the Effective Time, irrespective of whether they have received their certificates or agreements representing shares of Merger Stock.

            (c) Immediately prior to the Effective Time, Orion shall provide the Exchange Agent with certificates representing the number of shares of Merger Stock as Orion may be required to issue in accordance with Section 2.1(c) hereof.

            (d) Promptly after the Effective Time, the Exchange Agent, on behalf of Citadel and Orion, shall mail to each holder of record of certificates, which immediately prior to the Effective Time represented shares of Citadel Stock, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving certificates representing shares of Merger Stock.

      2.6 NOTICE OF CHANGE IN TERMS OF CITADEL WARRANTS AND CITADEL OPTIONS. Promptly after the Effective Time, the Surviving Corporation will mail to each holder of Citadel Warrants and Citadel Options a notice of the terms of their respective warrants and options as a result of the Merger.

                                  ARTICLE III

                                     CLOSING

      3.1 CLOSING DATE. The closing of the Merger (the "CLOSING") and the other transactions contemplated by this Agreement (the "RELATED TRANSACTIONS") shall take place at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016, 12:00 noon, New York time, on or before July 31, 2004, or such other date, time and place as the parties hereto may agree upon (the "CLOSING DATE").

      3.2 EXECUTION OF FORMAL MERGER DOCUMENTS. On the Closing Date, Citadel and Orion shall execute the Certificate of Merger as provided by the DGCL and the Articles of Amendment and Merger as provided by the WBCA. The Certificate of Merger and Articles of Amendment and Merger shall be transmitted by the parties to the appropriate offices for filing and/or recording on the Closing Date, in order that the Merger contemplated by this Agreement shall become effective at 5:00 p.m., New York time, on the Closing Date.

      3.3 POST MERGER OWNERSHIP OF ORION. Pursuant to the Plan and subject to the rights of the terms of this Agreement and the Orion Rights, at Closing Orion and Citadel anticipate that, if the Orion Private Placement is fully subscribed, Orion would be owned materially as follows:

                                             Orion Post-Merger Stock
                                    -----------------------------------------------
                                                                                           As Converted
        Orion Shareholders                  Common             Class A    Class B        to Common Stock
------------------------------------ --------------------- ------------ ------------ -------------------------
Participating Stockholders                                                685,000              6,850,000
Orion Class A Stock                                               110                            110,000
Orion Pre-Merger Stock                     1,030,907                                           1,030,907
Orion Warrants                               358,000                                             358,000
Orion Private Placement                    3,000,000                                           3,000,000
MDB Fee Shares                               300,000                                             300,000
------------------------------------ --------------------- ------------ ------------ -------------------------
                                                                                                       *
--------------------------------------------------------------------------------------------------------------

* Excluding shares of common stock potentially issuable on Orion Rights under Settlement Agreement, as defined herein and shares under Section
      6.21 hereof.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CITADEL

      In order to induce Orion to enter into this Agreement and to consummate the Merger and Related Transactions, contemplated hereby, Citadel represents and warrants to Orion the following representations and warranties for itself and its subsidiaries and affiliates through which it operates in part, and the term Citadel, in this section, unless the context clearly indicates that it refers only to Citadel as the parent corporation or specifically a subsidiary or an affiliate, will be deemed to include the subsidiaries and the affiliates together with Citadel.

      4.1 DUE INCORPORATION.

            (a) Citadel is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. To the knowledge of Citadel, Citadel is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Citadel Material Adverse Effect (as defined in Section 4.6 hereof). The jurisdictions in which Citadel is qualified or licensed to do business as a foreign corporation are set forth on SCHEDULE 4.1(A). True, correct and complete copies of the current Certificate of Incorporation and By-laws, as amended, and minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of Citadel since inception have been, or prior to the Closing Date will have been, delivered to Orion.

            (b) SCHEDULE 4.1(B) sets forth all the subsidiaries or affiliates, either wholly or partially owned, of Citadel, and the schedule specifies the percentage ownership. Citadel does not own any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity (a "PERSON") except as set forth on SCHEDULE 4.1(B). Each entity listed on
      SCHEDULE 4.1(B) is a duly organized, validly existing and in good standing in under the laws of the jurisdiction of its incorporation or formation with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each entity listed on SCHEDULE 4.1(B) is qualified or licensed to do business and is in good standing as a foreign corporation or entity in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have an Citadel Material Adverse Effect. The jurisdictions in which the entities listed on SCHEDULE 4.1(B) qualified or licensed to do business as a foreign corporation are also set forth on SCHEDULE 4.1(B).

      4.2 DUE AUTHORIZATION. Citadel has full power and authority to enter into this Agreement, the Certificate of Merger and the Articles of Amendment and Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Citadel of this Agreement have been, or, in the case of the Articles of Amendment and Merger and the Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of Citadel, unless the Board of Directors is unable pursuant to the WBCA recommend approval, and, subject to obtaining the necessary approval of the Merger by the stockholders of Citadel, no other actions or proceedings on the part of Citadel are necessary to authorize this Agreement, the Articles of Amendment and Merger and the Certificate of Merger and the transactions contemplated hereby and thereby. Citadel has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Articles of Amendment and Merger and the Certificate of Merger. Subject to obtaining the necessary approval of the stockholders of Citadel and the consents set forth on SCHEDULE 4.3, this Agreement constitutes the legal, valid and binding obligation of Citadel, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.3 CONSENTS AND APPROVALS; NON-CONTRAVENTION.

            (a) Except as set forth on SCHEDULE 4.3, for the approval of the stockholders of Citadel, for the filing of the Articles of Amendment and Merger with the appropriate authorities pursuant to the WBCA and
      Certificate of Merger with the appropriate authorities pursuant to the DGCL, and for the filing of the Information Statement by Orion on Schedule 14(f) ("SCHEDULE 14(F)") as set forth in Section 6.5, no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Citadel of this Agreement, the Articles of Amendment and Merger the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by Orion following the Effective Time of the business currently conducted by Citadel. "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            (b) Except as set forth on SCHEDULE 4.3 and except as would not result in a Citadel Material Adverse Effect, the execution, delivery and performance by Citadel of this Agreement, the Articles of Amendment and Merger and the Certificate of Merger do not and will not (A) violate any Law ("LAW" meaning any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority); (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance (collectively, a "LIEN") upon any of the assets or properties of Citadel under any contract to which Citadel is a party or by which Citadel or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of Citadel or indebtedness secured by Citadel's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Citadel.

            (c) Citadel has obtained and is in compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (collectively, the "PERMITS") that are required for the complete operation of the business of Citadel as currently operated, except for any Permits the absence of which would not result in a Citadel Material Adverse Effect. All of the Permits are currently valid and in full force and, to Citadel's knowledge, no revocation, cancellation or withdrawal thereof has been threatened or noticed to Citadel. Citadel has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on SCHEDULE 4.3, to Citadel's knowledge, the Permits, in their current state, will allow Citadel to continue to operate its business following the Effective Time in substantially the same manner as Citadel's business is currently operated.

      4.4 CAPITALIZATION.

            (a) The authorized capital stock of Citadel consists of 50,000,000 shares of Citadel Common Stock and 50,000,000 shares of Citadel Preferred Stock. On the date hereof, there are issued and outstanding 12,987,500 shares of Citadel Common Stock and 4,001,250 shares of Citadel Preferred Stock, consisting of 200,000 Shares of Series A Preferred Stock, 176,250 Shares of Series B Preferred Stock, 3,125,000 shares of Series C Preferred Stock, 500,000 Shares of Series D Preferred Stock and 0 Shares of Series E Preferred Stock. All of the issued and outstanding shares of Citadel Common Stock and Citadel Preferred Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights.

            (b) Except as set forth on SCHEDULE 4.4, there are no shares of Citadel Stock or other equity securities (whether or not such securities have voting rights) of Citadel issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating Citadel to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Citadel. Except as set forth on SCHEDULE 4.4, there are no outstanding contractual obligations of Citadel which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Citadel.

            (c) Each outstanding security, agreement or arrangement of Citadel that gives the holder or contract party right to acquire capital stock of any class of Citadel, including the Citadel Warrants and Options, on the Effective Date, automatically with no action by Citadel or the Surviving Corporation, will become the right to acquire the Merger Stock, and on conversion of the Merger Stock will become the right to acquire Orion Common Stock, and each such security, agreement or arrangement will automatically adjust as to the number of shares of Merger Stock or Orion Common Stock and as to any amount of consideration payable for Merger Stock or Orion Common Stock to comply with the amounts of Merger Stock and Orion Common Stock as set forth in Section 2.1(c) hereof.

      4.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; OTHER DOCUMENTS. For purposes of this Agreement, "Citadel Financial Statements" shall mean the unaudited financial statements of Citadel as of December 31, 2003 and for the period from inception (January 1, 2003) through December 31, 2003 (including all notes thereto) which have been previously delivered to Orion, consisting of the balance sheet as at December 31, 2003 and the related statements of operation and cash flow and stockholders' equity as of December 31, 2003 and for the period from inception through December 31, 2003. The Citadel Financial Statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, but present fairly the financial position, assets and liabilities of Citadel as at the dates thereof and the revenues, expenses, results of operations and cash flows of Citadel for the periods covered then ended (subject, in the case of any unaudited Citadel Financial Statements, to normal audit adjustments consistent with past practice and the absence of notes). The Citadel Financial Statements are in accordance with the books and records of Citadel, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Citadel Financial Statements make full and adequate disclosure of, and provision for, all material obligations and liabilities of Citadel as of the date thereof.

      4.6 NO ADVERSE EFFECTS OR CHANGES. Except as listed on SCHEDULE 4.6, or as disclosed in or reflected in Citadel Financial Statements, or as contemplated by this Agreement or the Certificate of Merger, since December 31, 2003, Citadel has not (i) taken any of the actions set forth in Section 6.3 (unless excepted therein), (ii) suffered any Citadel Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of Citadel. "LOSS" shall mean material liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and costs of investigation and litigation). For purposes of this Agreement, "CITADEL MATERIAL ADVERSE EFFECT" shall mean an effect on the then business, operations, assets, liabilities, results of operations, cash flows, prospects or condition (financial or otherwise) of Citadel that is materially adverse to Citadel.

      4.7 TITLE TO PROPERTIES. Except as disclosed on SCHEDULE 4.7, Citadel (i) has good and marketable title to, and is the lawful owner of, all of the material tangible and intangible assets, properties, including real property, and rights reflected as being owned by Citadel in Citadel Financial Statements (other than assets disposed of in the ordinary course of business since the date of Citadel Financial Statements), and (ii) at the Effective Time, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties, including real property, and rights, in any case free and clear of any Lien, except for (x) any Lien for current taxes not yet due and payable, (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Citadel, (z) Liens on assets held by Orion or on assets acquired by Citadel in Authorized Acquisitions (and subject to the terms of the Orion Note).

      4.8 LIABILITIES. Except to the extent reflected or reserved against on the balance sheets of Citadel constituting a part of Citadel Financial Statements, Citadel has no material debts, liabilities or obligations of any nature other than (i) non-material liabilities incurred subsequent to the date of such balance sheets in the ordinary course of Citadel's business, (ii) as set forth on SCHEDULE 4.8 or (iii) arising from a Contract set forth in Section 4.10 hereof.

      4.9 INTELLECTUAL PROPERTY.

            (a) SCHEDULE 4.9 is a true and complete list of all of the United States and foreign material patents, patent applications, licenses, trademarks, trade-names, service marks and rights (collectively, the "INTELLECTUAL PROPERTY") used by Citadel in the conduct of its business. Except as disclosed on SCHEDULE 4.9:

                  (i) all of the Intellectual Property is owned by Citadel or licensed on a perpetual, exclusive basis with royalties as set forth on SCHEDULE 4.9;

                  (ii) none of the Intellectual Property is the subject of any pending or, to the knowledge of Citadel, threatened in writing, litigation or claim of infringement;

                  (iii)no license or royalty agreement to which Citadel is a party is in breach or default by Citadel or, to Citadel's knowledge, any other party thereto or the subject of any notice of termination given or threatened in writing;

                  (iv) to Citadel's knowledge, the products and services being offered or developed by Citadel do not and currently will not infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and Citadel has not received any notice contesting its right to use any Intellectual Property;

                  (v) Citadel has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

                  (vi) Citadel possesses adequate rights as owner or licensee in and to all Intellectual Property necessary to conduct its business as presently conducted.

            (b)  Citadel  has  no  knowledge  which,   directly  or  indirectly,
      indicates a material infirmity in any United States and foreign Intellectual Property or any basis for invalidity or unenforceability of any rights claimed by Citadel in the Intellectual Property.

            (c) Citadel has no knowledge which, directly or indirectly, indicates that the licensor in each license agreement under which Citadel has been granted rights does not own the entire unencumbered right, title and interest in and to the Intellectual Property which is the subject of the license.

            (d) Citadel has made available to Orion for inspection and copying a true copy of each document in Citadel's possession relating directly or indirectly to each item of Citadel Intellectual Property, including each license agreement, relating Citadel's present and intended business activities and has disclosed to Orion each and all facts, test results and other information known to Citadel which has, or to its knowledge may have, any negative impact upon the efficacy of any of Citadel Intellectual Property.

      4.10 CONTRACTS.

            (a)  SCHEDULE   4.10(A)   lists  all  the  Material   Contracts  and
      arrangements of the following types to which Citadel is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to those categories listed below in this Section
      4.10. For the purpose of this Agreement, "CONTRACT" shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement (other than a Publisher Contract or Officer Contract), and for the purposes of this Section 4.10, "MATERIAL CONTRACT" shall mean a Contract under which Citadel remains obligated to pay, or may receive, either (i) over a twelve-month period or (ii) the balance of the current term of the Contract (exclusive or without extensions thereof), the sum of $100,000 or more.

                  (i) any collective bargaining agreement;

                  (ii) any Contract or arrangement of any kind with any senior employee, consultant, officer or director of Citadel;

                  (iii) any Material Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

                  (iv) any Material Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services;

                  (v) any Contract or arrangement pursuant to which Citadel has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  (vi) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

                  (vii)  any  Material  Contract  or  arrangement   involving  a
partnership, joint venture or other cooperative undertaking;

                  (viii) any Material Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of Citadel;

                  (ix) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Citadel, or Citadel is granted the authority to act for or on behalf of any Person;

                  (x) any Material Contract relating to any corporate acquisition or disposition by Citadel, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five(5) years prior to the date of this Agreement; and

                  (xi) any Contract not specified above that is otherwise generally Material or significant to Citadel and which would have Material Adverse Effect to Citadel.

      Citadel has made available to Orion true and complete copies of each document listed on SCHEDULE 4.10(A) and indicated by written description each oral arrangement so listed. Except as disclosed on SCHEDULE 4.10(A), the cancellation of any such Contracts at any time by the other party, would not have a Citadel Material Adverse Effect.

            (b) PUBLISHER CONTRACTS. "PUBLISHER CONTRACT" shall mean any contract, or agreement, whether written or verbal, which is intended or purports to be a binding and enforceable agreement by and between Citadel and a Publisher. "PUBLISHER" shall mean an on-line or print content provider to Citadel pursuant to a network affiliate agreement, or similar contractual arrangement between the Publisher and Citadel. A "Material Publisher Contract" is any Publisher Contract under which the payments to the Publisher exceed during the year 2003, or that Citadel projects to exceed during the year 2004 the sum of $125,000. SCHEDULE 4.10(B) lists all the Material Publisher Contracts. Citadel has made available to Orion true and complete copies of each document listed on SCHEDULE 4.10(B). Except as disclosed on SCHEDULE 4.10(B), the cancellation of any such Publisher Contract at any time by the other party, would not have a Citadel Material Adverse Effect.

      4.11 INSURANCE. SCHEDULE 4.11 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, title and other forms of insurance owned or held by Citadel, and Citadel has heretofore delivered to Orion a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in
SCHEDULE 4.11, Citadel has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Citadel.

      4.12 EMPLOYEE BENEFIT PLANS. Except as provided in SCHEDULE 4.12, Citadel nor any other member of the Controlled Group (as hereinafter defined) (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to: any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related arrangement, program, policy, plan or agreement. For purposes of this Agreement, the term "CONTROLLED GROUP" shall refer to Citadel and each other corporation or other entity under common control with Citadel (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code) at any time during the 60-month period ending on the Closing Date.

      4.13 EMPLOYEES; LABOR MATTERS.

            (a) SCHEDULE 4.13(A) lists all the written employment, consulting and similar agreements, which are currently in effect to which Citadel is a party under which Citadel is obligated to pay in salary $100,000 pursuant to the current term (exclusive or without extensions thereof) or more in any twelve (12) month period. To the knowledge of Citadel, Citadel has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. In the opinion of management, the relationship of Citadel with its employees is good and there is, and during the past two years there has been, no labor strike, dispute, slow-down, work stoppage or other material labor difficulty pending or, to Citadel's knowledge, threatened against or involving Citadel. None of the employees of Citadel is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past two years has been made, to organize any employees of Citadel to form or enter a labor union or similar organization.

            (b) Except as set forth on SCHEDULE 4.13(B), Citadel has no material liability for any vacation time, vacation pay, retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to the date of each such balance sheet.

      4.14 TAX MATTERS.

            (a) "TAXES", as used in this Agreement, means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "TAX RETURN", as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

            (b) Citadel (including its subsidiaries and affiliates) has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the execution of this Agreement, will
      be) true, complete and correct and filed on a timely basis, or extended as permitted by law.

            (c) Citadel (and its subsidiaries and affiliates) has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

            (d) There are no material liens for Taxes upon the assets of Citadel (and its subsidiaries and affiliates) except liens for Taxes not yet due.

            (e) Citadel (and its subsidiaries and affiliates) has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

            (f) Except as disclosed on SCHEDULE 4.14, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Citadel (and its subsidiaries and affiliates).

            (g) Except as disclosed on SCHEDULE 4.14, Citadel (and its subsidiaries and affiliates) has not received any Tax Rulings (as defined below) or entered into any Closing Agreements (as defined below) with any taxing authority that would have a continuing adverse effect after the Effective Time. "TAX RULING", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

      4.15 ENVIRONMENTAL REGULATIONS. To knowledge of Citadel, Citadel is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act ("OSHA")) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Citadel and, to the knowledge of Citadel, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

      4.16 LITIGATION.

            (a) Except as disclosed in SCHEDULE 4.16, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Citadel's knowledge, threatened in writing against Citadel or any of Citadel's officers or directors in their capacity as such, or any of their respective properties or businesses, and Citadel is not aware of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Except as set forth on SCHEDULE 4.16, all of the proceedings pending against Citadel are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on SCHEDULE 4.16, Citadel is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Citadel has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Citadel has any continuing obligation.

            (b) There are no claims, actions, suits, proceedings, or investigations pending or, to Citadel's knowledge, threatened in writing by or against Citadel with respect to this Agreement or the Articles of Amendment and Merger, or in connection with the transactions contemplated hereby or thereby, and Citadel has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

      4.17 NO CONFLICT OF INTERESTS. Except as disclosed on Schedule 4.17 or as a holder of capital stock of Citadel and Citadel Warrants and Options, to Citadel's knowledge, no Person affiliated with Citadel has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of Citadel or has a conflict of interest as defined in Item 404 of Regulation S-B under the Securities Exchange Act of 1934, as amended.

      4.18 BANK ACCOUNTS. SCHEDULE 4.18 sets forth the names and locations of each bank or other financial institution at which Citadel has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from Citadel and a summary statement thereof.

      4.19 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.19, Citadel is not subject to and is not in default of any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which Citadel is or was subject within the past two years and is not in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which Citadel is or was subject within the past two years, except to the extent failure to comply would not have a Citadel Material Adverse Effect. To knowledge of Citadel, the business of Citadel is being, and at the Closing Date will be, conducted in material compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters, except to the extent failure to comply would not have a Citadel Material Adverse Effect).

      4.20 BROKER'S/FEES SHARES. Citadel has not used any broker or finder in connection with the transactions contemplated by this Agreement, and Orion has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission payable as a result of any actions taken by Citadel with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

      4.21 BOARD RECOMMENDATION. The Board of Directors of Citadel, at a meeting of such board held on May 13, 2004 determined that it should make no recommendation with respect this Agreement, the Merger and the other transactions contemplated hereby, but has forwarded this Agreement and the Merger to the stockholders of Citadel to approve this Agreement and Merger.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ORION

      In order to induce Citadel to enter into this Agreement and to consummate the Merger and Related Transactions contemplated hereby, Orion represents and warrants to Citadel the following representations and warranties.

      5.1 DUE INCORPORATION. Orion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its businesses as they are now being owned, leased, operated and conducted. To the knowledge of Orion, Orion is not required to qualify as a foreign corporation in any jurisdiction and is not qualified to do business in any jurisdiction other than its jurisdiction of incorporation. True, correct and complete copies of the current Certificate of Incorporation and By-laws, as amended or restated, and minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of Orion since January 1, 1999 have been, or prior to the Closing Date will have been, delivered to Citadel. Orion does not own any economic, voting or management interest in any other Person.

      5.2 DUE AUTHORIZATION. Orion has full power and authority to enter into this Agreement, the Articles of Amendment and Merger, and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Orion of this Agreement have been, or, in the case of the Articles of Amendment and Merger and Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of Orion, and, no other actions or proceedings on the part of Orion are necessary to authorize this Agreement, the Articles of
Amendment and Merger, the Certificate of Merger and the transactions contemplated hereby and thereby. Orion has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Articles of Amendment and Merger and Certificate of Merger. This Agreement constitutes the legal, valid and binding obligation of Orion, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the requirement to obtain approval of the security holders of Orion to increase the number of authorized shares of Common Stock to permit the conversion of the Class B Preferred Stock. Upon the authorized increase of the authorized shares of Orion Common Stock to at least 13,000,000, the Merger Stock will be automatically convertible in accordance with the terms of the Merger Stock into duly authorized, validly issued, fully paid and nonassessable Orion Common Stock.

      5.3 CONSENTS AND APPROVALS; NON-CONTRAVENTION.

            (a) Except as set forth on Schedule 5.2, for the filing the Articles of Amendment and Merger and of the Certificate of Merger with the appropriate authorities pursuant to the WBCA and the DGCL, respectively, the requirement to increase the number of authorized shares of Common Stock to at least 13,000,000, and the filing of the Schedule 14(f) and waiting the requisite waiting periods for notice (as set forth in Section 6.5), no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Orion of this Agreement, the Articles of Amendment and Merger or the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation of the business currently conducted by Orion and Citadel by Orion following the Effective Time.

            (b) Except as would not result in an Orion Material Adverse Effect, the execution, delivery and performance by Orion of this Agreement, the Certificate of Amendment and Merger, and the Certificate of Merger do not and will not (A) violate any Law, (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Orion under any contract to which Orion is a party or by which Orion or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of Orion or indebtedness secured by Orion's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Orion.

            (c) Orion has obtained and is in compliance with all Permits that are required for the complete operation of the business of Orion as currently operated, except for any Permits the absence of which would not result in an Orion Material Adverse Effect. All of the Permits are currently valid and in full force and, to the knowledge of Orion, no revocation, cancellation or withdrawal thereof has been threatened. Orion has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on SCHEDULE 5.3, to Orion's knowledge, the Permits, in their current state, will allow Orion to continue to operate its business following the Effective Time in substantially the same manner as the business of Orion is currently operated.

      5.4 CAPITALIZATION.

            (a) The authorized capital stock of Orion consists of 10,000,000 shares of Orion Common Stock and 1,000,000 shares of Preferred Stock. On the date hereof, there are issued and outstanding 1,030,907 shares of Orion Common Stock and 110 shares of Class A Preferred Stock and there are 685,000 authorized, but unissued shares of Class B Preferred Stock, which will be convertible (subject to adjustment) into 6,850,000 shares of Orion Common Stock pursuant to the terms set forth in the Certificate of Designation for the Class B Preferred Stock and subject to an increase in the authorized number of shares of Orion Common Stock and which shall be reserved for issuance in connection with the Merger pursuant to this Agreement. All of the issued and outstanding shares of Orion Common Stock and Class A Preferred Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights and upon issuance in accordance with the terms of this Agreement or the terms of the Citadel Warrants and Options, the Merger Stock, when issued, will be validly issued, fully paid and non-assessable and the issuance thereof will not be subject to pre-emptive rights.

            (b) Except as set forth on SCHEDULE 5.4 and, except for the Class B Warrants for the purchase of an aggregate of 358,000 shares of Orion Common Stock, the 110,000 shares of Orion Common Stock issuable on conversion of the 110 shares of outstanding Orion Preferred Stock, the shares that may be issued on outstanding rights and rights that may be issued in connection with any exchange offer to the holders of the Class B Warrants pursuant to the terms of a settlement agreement dated January 21, 2000, as modified ("SETTLEMENT AGREEMENT"), with American High Growth Equities Retirement Trust ("ORION RIGHTS"), and up to 3,300,000 shares of Common Stock that may be issued to investors and MDB Capital Group LLC pursuant to a private offering by Orion, there are no shares of Orion Common Stock or other equity securities (whether or not such securities have voting rights) of Orion issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating Orion to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Orion. Except as set forth in this Section or on SCHEDULE 5.4, there are no outstanding contractual obligations of Orion which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Orion.

            (c) Orion shall not, in any event, be required to issue more than a maximum of 671,250 shares of Orion Common Stock pursuant to the Orion Rights currently required by the Settlement Agreement or any amendment or modification thereof.

      5.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; OTHER DOCUMENTS. For purposes of this Agreement, "ORION FINANCIAL STATEMENTS" shall mean the audited financial statements of Orion included in the SEC Filings (as hereinafter defined) as at December 31, 2003 and for the period from inception (October 15,
1995) through December 31, 2003 and the unaudited financial statements of Orion as at March 31, 2004 (including all notes thereto) which have been previously delivered or were available to Citadel, consisting of the balance sheets at such dates and, with respect to the audited Orion Financial Statements, the related statements of income and cash flow for each of the twelve-month periods ended December 31, 2002 and December 31, 2003, and the period October 15, 1995 through December 31, 2003, and with respect to the unaudited Orion Financial Statements, the related statements of income and cash flow for the three-month period ended March 31, 2004 and the period from October 15, 1995 through March 31, 2004. The Orion Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of Orion as at the dates thereof and the revenues, expenses, results of operations and cash flows of Orion for the periods covered then ended (subject, in the case of the unaudited interim Orion Financial Statements to normal year-end audit adjustments consistent with past practice). The Orion Financial Statements are in accordance with the books and records of Orion, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Orion Financial
Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of Orion as of the date thereof. The Orion Financial Statements when filed with the Securities and Exchange Commission, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

      5.6 NO ADVERSE EFFECTS OR CHANGES. Except as disclosed in or reflected in the Orion Financial Statements, or as contemplated by this Agreement or the Certificate of Merger, since March 30, 2004, other than lending $750,000 to Citadel pursuant to a secured, convertible promissory note, Orion has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any Orion Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of Orion. For purposes of this Agreement, "ORION MATERIAL ADVERSE EFFECT" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows, or condition (financial or otherwise) of Orion which is materially adverse to Orion, excluding the default and obligations pursuant to the Settlement Agreement.

      5.7 TITLE TO PROPERTIES. Orion (i) has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties, including real property, and rights reflected in the Orion Financial Statements (other than assets disposed of in the ordinary course of business since the date of the Orion Financial Statements), and (ii) at the Effective Time will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties and rights, in any case free and clear of any Liens, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Orion.

      5.8 LIABILITIES. Except to the extent reflected or reserved against on the balance sheets of Orion constituting a part of the Orion Financial Statements, Orion has no debts, liabilities or obligations of any nature other (i) than non-material liabilities incurred subsequent to the date of such balance sheets in the ordinary course of Orion's business, and (ii) as set forth on SCHEDULE 5.8.

      5.9 INTELLECTUAL PROPERTY. SCHEDULE 5.9 is a true and complete list of all Intellectual Property used by Orion in the conduct of its business. Except as disclosed on SCHEDULE 5.9:

            (a) all of the Intellectual Property is licensed or owned by Orion free and clear of all Liens;

            (b) none of the Intellectual Property has been or is the subject of any pending or, to the knowledge of Orion, threatened in writing, litigation or claim of infringement;

            (c) no license or royalty agreement to which Orion is a party is in breach or default by Orion or, to Orion's knowledge, any other party thereto or the subject of any notice of termination given or threatened in writing.

            (d) Orion has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

            (e)  Orion  owns  or  possesses   adequate  rights  in  and  to  all
      Intellectual Property necessary to conduct its business as presently conducted.

      5.10 CONTRACTS. SCHEDULE 5.10 lists all the material Contracts and arrangements of the following types to which Orion is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to:

            (a) any collective bargaining agreement;

            (b) any Contract or arrangement of any kind with any employee, consultant, advisor, officer or director of Orion;

            (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

            (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $10,000;

            (e) any Contract or arrangement pursuant to which Orion has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

            (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

            (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

            (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of Orion;

            (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Orion, or Orion is granted the authority to act for or on behalf of any Person;

            (j) any Contract relating to any corporate acquisition or disposition of Orion, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five years prior to the date of this Agreement; and

            (k) any Contract not specified above that is material to Orion.

      Orion has made available to Citadel true and complete copies of each document listed on SCHEDULE 5.10, and a written description of each oral arrangement so listed. The cancellation of any such Contracts at any time by the other party would not have an Orion Material Adverse Effect.

      5.11 INSURANCE. SCHEDULE 5.11 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by Orion, and Orion has heretofore delivered to Citadel a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in SCHEDULE 5.11, Orion has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Orion.

      5.12 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 5.12, Orion has no employee benefit plans.

      5.13 TAX MATTERS.

            (a) Orion has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis or extended as permitted by law.

            (b) Orion has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

            (c) There are no material liens for taxes upon the assets of Orion except liens for Taxes not yet due.

            (d) Orion has complied (and until the Effective Time will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, 6041 and 6049, as well as similar provisions under any other Laws, and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

            (e)  No  audits  or  other   administrative   proceedings  or  court
      proceedings are presently pending with regard to any Taxes or Tax Returns of Orion.

            (f) Orion has not received any Tax Rulings or entered into any Closing Agreements with any taxing authority that would have a continuing adverse effect after the Effective Time.

            (g) Orion has made and after the date of this Agreement will make available to Citadel complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Orion, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Orion and (iii) any Closing Agreements entered into by Orion with any taxing authority.

            (h) The United States government (with respect to United States Federal income taxes) and Delaware and California (with respect to state income and franchise taxes) are the only states, territories and jurisdictions (whether foreign or domestic) to which any Taxes are properly payable by Orion.

      5.14 ENVIRONMENTAL REGULATIONS. Orion is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of OSHA) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Orion and, to the knowledge of Orion, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

      5.15 LITIGATION. Except as set forth on SCHEDULE 5.15 or in connection with the Settlement Agreement (a) there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Orion's knowledge, threatened in writing against Orion or any of the officers or directors of Orion in their capacity as such, or any of their respective properties or businesses, and (b) Orion is not aware of any facts or circumstances which may give rise to any of the foregoing. Orion is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, except in respect of the Settlement Agreement; Orion has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it, which has involved any obligation for which Orion has any continuing obligation (i) other than in connection with the Settlement Agreement or (ii) has been disclosed in the SEC Filings, copies of which have been provided to Citadel, and listed on
SCHEDULE 5.15(B); and (b) there are no claims, actions, suits, proceedings, or investigations pending or, to Orion's knowledge, threatened in writing by or against Orion with respect to this Agreement or the Articles of Amendment and Merger, or in connection with the transactions contemplated hereby or thereby, and Orion has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

      5.16 NO CONFLICT OF INTEREST. Except as disclosed on SCHEDULE 5.16 and as a holder of shares of Orion Common Stock, Preferred Stock, Class B Warrants and potentially pursuant to the Settlement Agreement, including thereunder certain Orion Rights that may be offered, to Orion's knowledge, no Person affiliated with Orion has claims to have any direct or indirect interest in any tangible or intangible property used in the business of Orion.

      5.17 BANK ACCOUNTS. SCHEDULE 5.17 sets forth the names and locations of each bank or other financial institution at which Orion has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from Orion and a summary statement thereof.

      5.18 COMPLIANCE WITH LAWS. Orion is not in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which Orion is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which Orion is or was subject within the past two years, except to the extent failure to comply would not have an Orion Material Adverse Effect. The business of Orion is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters), except to the extent failure to comply would not have an Orion Material Adverse Effect.

      5.19 BROKER'S/FINDER'S FEES. Except for the employment of MDB Capital, LLC ("MDB"), of which the current members of the Board of Directors of Orion are also members, Orion has not used any broker or finder in connection with the transactions contemplated by this Agreement, and except as aforementioned after the transaction contemplated by this Agreement, Citadel has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's or other commission payable as a result of any actions taken by Orion with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

      5.20 BOARD APPROVAL. The Board of Directors of Orion, at a meeting of the Board of Directors held on June 22, 2004, approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein.

      5.21 EMPLOYEE MATTERS. Orion is not a party to any employment agreement or consulting or similar agreement for the present or future provision of services to Orion. Orion has conducted and currently is conducting its business in material  compliance  with  all  Laws  relating  to  employment  and  employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. Orion has no liability for any vacation pay, vacation time, retirement benefits, health, disability or other insurance benefits or severance pay, other than those incurred in the ordinary course of business.

      5.22 SEC FILINGS. Orion's most recent Form 10-KSB, as amended, for the fiscal year ended December 31, 2003 and all subsequent Form 8-K's, Form 10-QSB's, proxy statements and other documents together with all exhibits thereto, as filed with the Securities and Exchange Commission ("SEC") by Orion have been delivered or otherwise available to Citadel (the "SEC FILINGS"). The SEC Filings were timely filed with the SEC and as of their respective filing dates did not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such documents were filed. There is no other document or report required to be filed by Orion with the SEC that has not been filed and, with the exception of the execution of this Agreement and consummation of the Merger, no event or transaction has occurred or is contemplated which will hereafter be required to be disclosed by the Company in a Form 10-KSB, Form 10-QSB, Form 8-K or similar filing with the SEC. Orion shall cause to be filed all periodic and current reports required to be filed with the SEC for all periods after execution of their Agreement through the Closing Date.

                                   ARTICLE VI

                                    COVENANTS

      6.1 IMPLEMENTING AGREEMENT. Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement, the Certificate of Merger and the Articles of Amendment and Merger and to facilitate the consummation of the transactions contemplated hereby and thereby.

      6.2 ACCESS TO INFORMATION AND FACILITIES.

            (a) From and after the date of this Agreement, Citadel shall allow Orion and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Citadel and shall make the officers and employees of Citadel available to Orion and its representatives as Orion or its representatives shall from time to time reasonably request. Orion and its representatives will be furnished with any and all information concerning Citadel, which Orion or its representatives reasonably request.

            (b) From and after the date of this Agreement, Orion shall give Citadel and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Orion (and its subsidiaries and affiliates) and shall make the officers and employees of Orion (and its subsidiaries and affiliates) available to Citadel and its representatives as Citadel or its representatives shall from time to time reasonably request. Citadel and its representatives will be furnished with any and all information concerning Orion, which Citadel or its representatives reasonably request.

      6.3 PRESERVATION OF BUSINESS. Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of Citadel and Orion (which for the purposes of their covenant includes its subsidiaries and affiliates), as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact the present business organization of Citadel and Orion, as the case may be, (b) preserve the good will and advantageous relationships of Citadel and Orion, as the case may be, with employees and other Persons material to the operation of their respective businesses, and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Citadel and Orion, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Citadel and Orion, as the case may be, to be breached in any material respect. Without limiting the generality of the foregoing, (i) with respect to Citadel, except as set forth on SCHEDULE 4.6, and for Publisher Contracts (including acquisitions of specialty-sports, on-line or print, publishing businesses) for a gross consideration of less than $150,000 or approved by Orion ("APPROVED ACQUISITIONS")), and (ii) with respect to Orion, except as set forth on SCHEDULE 5.6 and the Orion Private Placement as provided in Section 6.19, prior to the Closing, neither Citadel nor Orion will, without having obtained the prior written consent of the other:

            (a) except in connection with professional expenses and fees related to the Merger, incur any obligation or enter into any Contract which either (x) requires a payment in excess of, or a series of payments which in the aggregate exceeds $100,000, in the case of Citadel and $10,000, in the case of Orion, or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000 in the case of Citadel and $10,000, in the case of Orion, or (y) has a term of, or requires the performance of any obligations over time by Citadel or Orion, in excess of one year;

            (b) take any action, or enter into or authorize any Contract or transaction other than in the ordinary course of business and consistent with past practice;

            (c) as applicable, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

            (d) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $50,000, other than actions taken that are consistent with normal past business practices;

            (e) make any material changes in its accounting systems, policies, principles or practices, except as required by Citadel to be able to comply with generally accepted accounting practices to be consistently applied and to be able to prepare and provide auditable books and records for the purpose of filing with the SEC audited and interim financial statements pursuant to applicable securities laws and to the rules and regulations of the SEC;

            (f) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

            (g) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

            (h) other than in the ordinary course of business or consistent with prior business practices, make any borrowings, incur any debt (other than trade payables in the ordinary course of business or equipment leases entered into in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person other than a subsidiary, or make any unscheduled payment or repayment of principal in respect of any Short Term Debt or Long Term Debt. "LONG TERM DEBT" shall mean the aggregate original principal amount (less any cash repayments of principal previously made) of, and any and all accrued interest on, all indebtedness with respect to borrowed money and all other obligations (or series of related obligations) to pay money with respect to extensions of credit, including capitalized lease and deferred compensation obligations, except indebtedness or obligations for which all installments are payable within six months from the date of the advancement of funds or extension of credit. The term "SHORT TERM DEBT" shall include any amount listed or to be listed as a current liability on financial statements which reflects the current portion or final installments of obligations originally reflected as non-current liabilities;

            (i) make any new loans advances to any other Person other than in the ordinary course of business or consistent with prior business practices.

            (j) make any capital contributions to or new investments to any other person, other than to a subsidiary;

            (k) except as contemplated by this Agreement, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing other than actions taken in the ordinary course of business consistent with prior business practices;

            (l) acquire, lease or encumber any assets outside the ordinary course of business or which are assets material to its operations, other than in connection Approved Acquisitions ;

            (m) authorize or make any capital expenditures which individually or in the aggregate are in excess of $50,000;

            (n) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

            (o) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability against it or its directors, officers, employees or agents in an amount more than $50,000; or

            (p) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract other than in accordance with ordinary business practices, or pay any amount not required by Law or by any Contract in an amount more than $50,000.

      6.4 CITADEL STOCKHOLDERS' MEETING. Reasonably promptly following the execution of this Agreement, Citadel shall call a special meeting of stockholders (the "CITADEL STOCKHOLDERS' MEETING") to be held as promptly as practicable following the execution of this Agreement for the purpose, among others, of voting on the Merger contemplated herein. In connection with Citadel Stockholders' Meeting, Citadel shall promptly prepare and distribute a proxy statement/information statement (the "PROXY STATEMENT/INFORMATION STATEMENT") for dissemination to each holder of shares of Citadel Stock and other securities of Citadel, sufficient for them to make a decision to approve the Merger and acquire the Orion Common Stock and Orion Warrants or Orion Options on consummation of the Merger on the basis of an exemption from the registration provisions of Securities Act of 1933, as amended ("SECURITIES ACT"). Orion shall as promptly as practical provide to Citadel copies of its SEC Filings and such other public information as may be necessary in connection with the provision of the Proxy Statement/Information Statement.

      6.5 SCHEDULE 14(F) OF ORION.

            (a) As promptly as practicable after the execution of this Agreement, Orion shall file with the SEC and distribute the Schedule 14(f) for the purpose of notifying the holders of the Orion Common Stock prior to the Merger of the change of control and change of the Board of Directors of Orion upon consummation of the Merger.

            (b) Citadel shall cooperate and use its commercially reasonable efforts to supply Orion with all requisite information necessary to complete the Schedule 14(f).

            (c) The  information as being supplied by Orion for inclusion in the
      Schedule 14(f) shall not, at the time the Schedule 14(f) is filed with the SEC or distributed to the holders of Orion Common Stock prior to the Merger and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

            (d) The information specifically designated as being supplied by Citadel for inclusion in the Schedule 14(f) shall not, at the time the
      Schedule 14(f) is filed with the SEC or distributed to the holders of Orion Common Stock prior to the Merger and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

            (e) If, at any time prior to the Effective Date, any event or circumstance relating to Orion or its officers or directors should be discovered by Orion which should be set forth in an amendment to the
      Schedule 14(f), Orion shall promptly inform Citadel and Orion shall promptly file and distribute such amendment to the Schedule 14(f).

            (f) If, at any time prior to the Effective Date, any event or circumstance relating to Citadel or its officers or directors should be discovered by Citadel which should be set forth in am amendment to the
      Schedule 14(f), Citadel shall promptly inform Orion of the same, and Orion shall promptly file and distribute such amendment to the Schedule 14(f).

            (g) All documents that Orion is responsible  for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder.

      6.6 BLUE SKY COMPLIANCE. Orion shall use its commercially reasonable efforts to avail itself of any exemptions or to qualify the shares of Merger Stock to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which a Citadel stockholder has an address on the records of Citadel, on the record date for determining Citadel stockholders entitled to notice of and to vote on the Merger, except any such jurisdiction with respect to which counsel for Orion has determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction.

      6.7 AGREEMENT TO VOTE. Citadel will use its commercially reasonable efforts to obtain the agreements of all holders of five percent (5%) or more of Citadel Stock and all the officers and directors of Citadel, to vote any Citadel Stock held of record or over which they have the authority to vote in favor of approval of this Agreement and the Merger and the Related Transactions.

      6.8 POST-MERGER BOARD AND BOARD ACTIONS.

            (a) POST MERGER BOARD OF DIRECTORS. Immediately after the Effective Date, the Board of Directors of the Surviving Corporation will take such action to appoint the following persons to the Board of Directors, in accordance with the statements of the Schedule 14(f):

            (i) Christopher A. Marlett ("MARLETT");

            (ii) James C. Heckman ("HECKMAN");

            (iii) Brian Kosar ("KOSAR"); and

            (iv) Patrick Crumb ("CRUMB").

(collectively "AGREED DIRECTORS").

            (b) VOTING AGREEMENT. For the period of three (3) years after the Effective Date, the Surviving Corporation will use its best efforts, without limitation, to cause the Agreed Directors to be nominated as directors for election by the Surviving Corporation. In connection with the nomination of the Agreed Directors, each of Marlett, Heckman, and Kosar shall enter into the form of agreement attached hereto as EXHIBIT
      6.8 hereto ("VOTING AGREEMENT"), which provides for their respective agreement to vote any shares of common stock or other voting securities of the Surviving Corporation that they own, are the beneficial owner of or over which they have voting control, pursuant to a voting agreement or otherwise (i) in favor of the Agreed Directors as the directors, (ii) their agreement not to vote to remove any one of them other than for cause, and to (iii) to vote for an amendment to the Articles of Incorporation to increase the shares of Orion Common Stock to not less than 25,000,000 shares.

      6.9 MERGER STOCK REGISTRATION RIGHTS.

            (a) The Surviving Corporation shall (simultaneously and on the same terms and conditions provided to the holders of any of the Orion Common Stock acquired in the Orion Private Placement which is a condition to the Merger) (a) include on any registration statement filed with the SEC, for re-offer and re-sale, the Merger Stock and any Orion Common Stock into which the Merger Stock may be converted or which may be acquired upon exercise or conversion of any Citadel Warrants and Options (collectively such Merger Stock or Orion Common Stock is referred to in this section as the "Registrable Securities") and (b) the Company will "blue sky" the reoffer and resale of the Registrable Securities in such state jurisdictions where the sale of Orion Common Stock is approved for reoffer and resale. All costs associated with the registration of the Registrable Securities, other than brokerage commissions and counsel costs incurred by the holders in connection with resales of the Registrable Securities which shall be the responsibility of the holders, shall be borne by the Surviving Corporation. The Surviving Corporation is not obligated to file the registration statement set forth in this provision or any other registration statement in respect of the Registrable Securities until the Surviving Corporation is current in its SEC filings by filing the required financial statements reflecting the Merger on Form 8-K.

            (b) The Surviving Corporation shall use its reasonable commercial efforts to register and keep the registration statement which registers the Registrable Securities pursuant hereto effective and the related prospectus current until the earlier of the date by which all of the Registrable Securities have been sold or the date that Registrable Securities may be sold pursuant to Rule 144 promulgated under the Securities Act (even through at such date all the Registrable Securities may not be eligible for public sale under Rule 144).

            (c) The Company will notify each holder of such Registrable Securities as expeditiously as possible following the effectiveness of the registration statement on which the Registrable Securities are registered, and/or of any request by the Commission for the amending or supplementing of such registration statement or prospectus; provided that if the prospectus is amended to comply with the requirements of the Securities Act, the holders, if requested by the Company, will immediately cease making offers of the Registrable Securities and return all prospectuses to the Company, and the Company will promptly provide the holders with revised prospectuses to enable the holders to resume making offers of the Registrable Securities. The Company will promptly notify the holders, if after delivery of a prospectus to the holders, that, in the judgment of the Company, it is advisable to suspend use of the prospectus delivered to the holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such holder will immediately discontinue any sales of Registrable Securities pursuant to such registration statement until such holder has received copies of a supplemented or amended prospectus or until such holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Company will not exercise its rights under this subsection to suspend sales of Registrable Securities for a period in excess of 60 days in any 365-day period.

      6.10 CONSENTS AND APPROVALS.

            (a) Citadel shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including all such consents and approvals by each party to any of the Contracts referred to on SCHEDULE 4.3. Citadel shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Citadel pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

            (b) Orion shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to all such consents and approvals by each party to any of the Contracts referred to on SCHEDULE 5.3. Orion shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Orion pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

      6.11 MAINTENANCE OF INSURANCE. Citadel and Orion shall continue to carry their respective existing insurance, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

      6.12 NO OTHER NEGOTIATIONS.

            (a) Until the earlier of (i) the Closing, (ii) the termination of this Agreement, or (iii) twenty-five (25) days prior to the Maturity Date of the Orion Note, neither Orion nor Citadel (except with respect to Fox Entertainment Group) their respective affiliates, subsidiaries, agents or representatives will (x) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (y) continue, propose or enter into any negotiations or discussions looking toward, (z) enter into any agreement or understanding providing for any acquisition of any capital stock of the respective corporation or any part of the assets or the businesses of the respective corporation, other than as contemplated or authorized hereby; or borrow or raise funds some or all of the proceeds of which shall be used to repay the Orion Note. In addition, neither Orion nor Citadel and their respective affiliates, subsidiaries, agents or representatives will provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business. Each of Orion on the one hand and Citadel on the other hand will notify the other immediately of any such inquiries or proposals or requests for information.

            (b) Notwithstanding Section 6.12(a), in the event that there is an unsolicited proposal to enter into a merger, business combination, purchase of substantially all the assets or similar transaction of or with Orion or Citadel, as the case may be, such party at its discretion, may furnish to and communicate with the party or parties public and non-public information requested by them and such party may negotiate with these parties, if (i) the board of directors of the party determines in good faith, based upon the advice of its financial advisors, that such business combination proposal would, if consummated, result in a transaction that is more favorable to the corporation's stockholders from a financial point of view, than the transaction contemplated by this Agreement, and based on the advice of its outside counsel, that, as a result, such action is necessary for the board of directors to act in a manner consistent with its fiduciary duties under applicable law, and (ii) prior to furnishing such information to or entering into negotiations with such third party, Orion or Citadel, as the case may be, (x) provides prompt notice to the other party hereto to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement, and
      (B) Orion may comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or Citadel may proceed with the proposal. Each of Orion and Citadel shall notify the other orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making
      it) within 48 hours of the receipt thereof, shall keep the such other party informed of the status and details of any such inquiry, offer or proposal, and shall give such other party five (5) days' advance notice of any agreement to be entered into with or any information to be supplied to any Person making such inquiry, offer or proposal.

      6.13 RULE 145 AFFILIATES. As soon as practicable after the date of this Agreement, but in no event later than the Closing Date, Citadel shall identify in a letter to Orion all Persons who might, at the Effective Time, be deemed to be "affiliates" of Citadel for the purposes of Rule 145 under the Securities Act.

      6.14 ACCREDITED INVESTOR QUESTIONNAIRE. Citadel will obtain from each of the holders of Citadel Stock and Citadel Warrants and Citadel Options, an investor questionnaire, in form acceptable to Orion. Except as provided in
SCHEDULE 6.14 and subject to Section 6.14, each holder of Citadel Stock shall certify that such Person is an "accredited investor" as defined in Regulation D under the Securities Act, promulgated by the SEC ("ACCREDITED INVESTOR"), that in connection with the Merger, they have obtained all information that they deem necessary to evaluate the Merger and the acquisition of the securities of Orion upon consummation of the Merger that they understand they will be receiving "restricted securities" of Orion as a consequence of the Merger, with a new holding period and that the securities they will receive from Orion as a consequence of the Merger will bear restrictive legends.

      6.15 SCHEDULES. Citadel on the one hand and Orion on the other hand have made a good faith effort to provide information for which they are responsible on each Schedule to this Agreement and appropriate to the representation and warranty of the related schedule; however, to the extent information is provided on one Schedule which should also have been presented on another schedule, disclosure on the one Schedule will be deemed disclosure on the other schedules where appropriate.

      6.16 SUPPLEMENTAL INFORMATION. From time to time prior to the Closing, Citadel, on the one hand, and Orion, on the other hand, will promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in Article IV and
Article V, respectively, hereof.

      6.17 TAX OPINION. Orion shall seek from Graubard Miller, tax counsel to Orion, an opinion to the effect that the Merger should qualify as a reorganization under Section 368(a)(1)A of the Code substantially in the form attached hereto as EXHIBIT 6.17.

      6.18 LOCKUP AGREEMENTS.

            (a) Each of the Persons set forth in SCHEDULE 6.18(A) will enter into Lock-Up Agreements in the form attached hereto as EXHIBIT 6.18 ("LOCK-UP AGREEMENT"). The Lock-Up Agreement shall provide that, except as specifically provided in the Lock-Up Agreements and subject to Section 6.18(b) and 6.18(c), such persons will not sell Orion Common Stock and derivatives thereof or securities convertible into Orion Common Stock of which they are the beneficial owner or over which they have dispositive control, for a period of twelve (12) months after the Effective Time, except pursuant to the terms of the Lock-Up Agreement.

            (b) The Surviving Corporation agrees that it will not release any Person from the terms of the Lock-Up Agreement without the specific approval of the designee of MDB ("MDB DESIGNEE"), on the one hand, and the approval of the Board of Directors of the Surviving Corporation, on the other hand; provided that any releases from the terms of the Lock-Up Agreement by the Surviving Corporation shall be applied equally to all of the Lock-up Agreements, other that the shares subject to Section 6.18(c). Without limiting the foregoing and for clarity purposes, if the Surviving Corporation at any time releases, in whole or in part, any person from a Lock-up Agreement, subject to Section 6.18(c), the Surviving Corporation shall have also released all Lock-up Agreements pursuant to the same terms and conditions and in the same proportions.

            (c) Notwithstanding Section 6.18(a) and 6.18(b), the Lock-Up Agreement for (i) MDB, with respect to the Fee Shares and any shares of Orion Common Stock owned by MDB as of the Effective Date, and (ii)
      Marlett, shall each provide that the shares of Orion Common Stock and derivatives thereof or securities convertible into Orion Common Stock of which they are the beneficial owner or over which they have dispositive control shall not be sold until and unless the Merger Stock has been converted to Orion Common Stock pursuant to the terms of the Merger Stock and registered as provided in Section 6.9 hereof. For clarity purposes, the Lock-up agreement of MDB shall not apply to any shares of Orion Common Stock or derivatives thereof acquired after the Effective Time.

      6.19 ORION PRIVATE PLACEMENT.

            (a) PRIVATE PLACEMENT. Orion shall offer in a private offering pursuant to Regulation D at $2.00 per share of Orion Common Stock, not less than 1,000,000 shares of Orion Common Stock ("ORION PRIVATE PLACEMENT Minimum") and not more than 3,000,000 shares of Orion Common Stock before the Effective Time ("ORION PRIVATE PLACEMENT"), subject to the terms and conditions of Section 6.19(b) hereof.

            (b) ORION PRIVATE PLACEMENT CONDITIONS. The Orion Private Placement shall be subject to the following:

                  (i) the sale of the Orion Common Stock in the Orion Private Placement will be subject to the Closing of the Merger;

                  (ii) Citadel shall have the right to approve the terms and conditions of the Orion Private Placement, which it has done with respect to the Private Placement Memorandum and which it has extended to July 31, 2004; and

                  (iii)Although Orion may accept all subscriptions for Orion Common Stock pursuant to the Orion Private Placement up to the Orion Collection Requirement, as defined below, at the written request of Citadel at any time before Closing, Orion agrees that it shall reject or otherwise refuse to accept (in whole or in part, as requested by Citadel), subscriptions for Orion Common Stock pursuant to the Orion Private Placement, if the subscribed funds exceed the Orion Collection Requirement ("ORION RETURN REQUIREMENT").

            (c) ORION COLLECTION REQUIREMENT. Orion shall have collected into escrow, or otherwise received, on or before the earlier of (i) Closing Date or (ii) June 28, 2004 the minimum sum of $2,000,000 from the Orion Private Placement pursuant to executed and acceptable subscription agreements issued by Orion in the Orion Private Placement ("ORION COLLECTION REQUIREMENT").

      6.20 AUDIT. Citadel shall use its good faith best effort to obtain from the independent auditors of Citadel, BDO Seidman, LLP, within sixty (60) days of the Effective Time an audit report of Citadel and its subsidiaries and affiliates, on a consolidated basis, of the balance sheets for the fiscal year ending at December 31, 2003 and related statements of operation and cash flow and stockholders' equity for the three years ending as of December 31, 2003 and for any quarterly interim periods since December 31, 2003 and the period from inception to the appropriate fiscal year or interim period date. Such audit report will be in form and substance consistent with SEC audit practice.

      6.21 Kosar Note Conversion. Reasonably immediately after Closing, Orion shall in a private placement pursuant to a subscription agreement and such documents as Orion shall prepare issue 50,000 shares of Orion Common Stock to Kosar Investments, LLC as full payment of the $100,000 loan from Kosar Investments, LLC, which such shares of Orion Common Stock shall have all of the same rights and preferences as Orion Common Stock issued Orion Private Placement.

                                  ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ORION

      The obligations of Orion under this Agreement are subject to the satisfaction by Citadel or waiver by Orion of the following conditions precedent on or before the Closing Date:

      7.1 REPRESENTATIONS AND WARRANTIES. Without supplementation after the date of this Agreement, the representations and warranties of Citadel contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

      7.2 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Citadel shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

      7.3 CONSENTS AND APPROVALS. Citadel, shall have received written evidence satisfactory to Orion that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 4.3 hereto.

      7.4 DOCUMENTS. Orion shall have received all of the agreements, documents and items specified in Section 9.1 below.

      7.5 NO MATERIAL ADVERSE CHANGE. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of Citadel (together with its subsidiaries and affiliates) since December 31, 2003 ("CITADEL MATERIAL ADVERSE CHANGE"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Citadel Material Adverse Effect.

      7.6 ACTIONS OR PROCEEDINGS. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have a Citadel Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

      7.7 CITADEL DISSENTING STOCKHOLDERS. The good faith estimate determined jointly by Orion and Citadel that the aggregate amount to be paid as the fair value of the shares held by Citadel Dissenting Stockholders at the Effective Time will not exceed $100,000 ("DISSENTER PAYMENT THRESHOLD").

      7.8 OPINION OF COUNSEL FOR CITADEL. Orion shall have received the opinion of Peterson, Russell Kelly PLLC, counsel for Citadel, substantially in the form annexed hereto as EXHIBIT 7.8.

      7.9 APPROVAL OF MERGER. The stockholders of Citadel shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the WBCA.

      7.10 SCHEDULE 14(F). The Schedule 14(f) shall have been distributed by Orion not less than 10 days prior to the Closing Date to all the holders of the Orion Common Stock as of the date of distribution which will be a day prior to the Closing Date in accordance with the Act and the rules and regulations promulgated by the SEC.

      7.11 RESOLUTION ABOUT LOCK-UP AGREEMENTS. The Board of Directors of Orion shall have passed a resolution to the effect that the Lock-Up Agreements may only be terminated, amended, modified or waived by the Board of Directors of the Surviving Corporation consistent with their fiduciary duties.

      7.12 Fees of MDB as Finder.

            (a) MDB shall receive as compensation pursuant to the terms of the Finders Fee Agreement, dated as of April 5, 2004 ("Finders Agreement") an amount equal to ten percent (10%) of the shares of Orion Common Stock sold by MDB in the Orion Private Placement. ("FEE SHARES").

            (b) Except as provided in this Section 7.12(a), no compensation is due MDB, or its officers or affiliates from Orion related to the Merger, Orion Private Placement, the Orion Note, or other services performed for or on behalf of Orion.

      7.13 MARLETT OPTION. Orion will issue to Marlett an option to purchase 100,000 shares of Common Stock at $2.00 per Share, pursuant to an option agreement in the form attached as Exhibit 7.13 hereof.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF CITADEL

      The obligations of Citadel under this Agreement are subject to the satisfaction by Orion or waiver by Citadel of the following conditions precedent on or before the Closing Date:

      8.1 REPRESENTATIONS AND WARRANTIES. Without supplementation after the date of this Agreement, the representations and warranties of Orion contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

      8.2 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Orion shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

      8.3 CONSENTS AND APPROVALS. Orion shall have received written evidence satisfactory to Citadel that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on SCHEDULE 5.2 hereto.

      8.4 DOCUMENTS. Citadel shall have received all of the agreements, documents and items specified in Section 9.2 hereof.

      8.5 NO MATERIAL ADVERSE CHANGE. At the Closing Date, other than as relating to the Settlement Agreement, there shall have been no material adverse change in the assets, liabilities, financial condition or business of Orion since December 31, 2003 ("ORION MATERIAL ADVERSE CHANGE"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute an Orion Material Adverse Effect.

      8.6 ACTIONS OR PROCEEDINGS. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have an Orion Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

      8.7 CITADEL DISSENTING STOCKHOLDERS. The good faith estimate determined jointly by Orion and Citadel that the aggregate amount to be paid as the fair value of the shares held by Citadel Dissenting Stockholders at the Effective Time will not exceed the Dissenter Payment Threshold.

      8.8 OPINIONS OF COUNSEL FOR ORION. Citadel shall have received the opinion of Graubard Miller, counsel for Orion, substantially in the form annexed hereto as EXHIBIT 6.17 as provided in Section 6.17 and as to other matters.

      8.9 APPROVAL OF MERGER AND OTHER PROVISIONS. The Board of Directors of Orion shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws.

      8.10 SURVIVING CORPORATION DIRECTORS. The directors specified in Section 6.8(a) shall have been appointed to be the directors of the Surviving
Corporation of the Effective Time and the Schedule 14(f) will have been distributed to the security holders of Orion pursuant to the rules of the SEC.

      8.11 ORION SETTLEMENT AGREEMENT. Orion shall have resolved to the reasonable satisfaction of Citadel any material litigation set forth in Section
5.15 and the litigation or dispute related to the Settlement Agreement, one of terms of which shall be that in no event shall Orion be required to issue more than 248,624 shares of Orion Common Stock pursuant to the Orion Rights.

      8.12 ORION ASSETS. Orion shall certify that it has at Closing current assets, after accrual or reduction for any and all accounts payable and accrued expenses up and through the Closing (including all legal, accounting and other expenses of Orion related to or occurred as a result of this Merger due and owing) of not less than $1,150,000 ("ORION LIQUIDITY REQUIREMENT").

      8.13 ORION PRIVATE PLACEMENT. Orion shall have met the Orion Private Placement Minimum and also the Orion Collection Requirement, as further set forth in Section 6.19 hereof.

      8.14 D&O INSURANCE. At or before the Effective Time, pursuant to the exclusive effort of Citadel, Orion shall have obtained directors and officers insurance ("D&O" insurance) from an insurance company that is acceptable to Citadel in its sole discretion.

                                   ARTICLE IX

                              DELIVERIES AT CLOSING

      9.1 DELIVERIES BY CITADEL. At the Closing, in addition to any other documents or agreements required under this Agreement, Citadel shall deliver to Orion the following:

            (a) Evidence, in form reasonably satisfactory to Orion, that all filings, approvals and other matters set forth on Schedule 4.3 have been obtained; (b) a certificate, dated the Closing Date, of an officer of Citadel, certifying as to the compliance by it with Sections 7.1 and 7.2 hereof and (c) a certificate of the estimated amount payable to Citadel Dissenting Stockholders at the Effective Time;

            (b) A certificate of the secretary or equivalent (a "SECRETARY") of Citadel certifying resolutions of the Board of Directors and stockholders of Citadel approving and authorizing the execution, delivery and performance of this Agreement the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Citadel);

            (c) The Certificate of Incorporation of Citadel, certified by the Secretary of State of Washington, and the by-laws of Citadel, certified by the Secretary of Citadel;

            (d) Certificates of Good Standing for Citadel from the State of Washington and all the other jurisdictions set forth on Schedule 3.1 hereof;

            (e) The opinion referenced in Section 7.8 above;

            (f) The  accredited  investor  questionnaires  referenced in Section
      6.14 above;

            (g) The Lock-Up Agreements of the stockholders of Citadel referenced in Section 6.18 above;

            (h) The Voting Agreements referenced in Section 6.8 above;

            (i) The executed Certificate of Merger and Articles of Amendment and Merger; and

            (j) All other instruments and documents that Orion or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary (i) to fulfill any obligation required to be fulfilled by Citadel on the Closing Date, and (ii) to evidence satisfaction of any conditions to Closing.

      9.2 DELIVERIES BY ORION. At the Closing, in addition to any other documents or agreements required under this Agreement, Orion shall deliver to Citadel the following:

            (a) Evidence, in form satisfactory to Citadel, that all filings, approvals and other matters contemplated in Section 5.2 have been obtained;

            (b) A certificate, dated the Closing Date, of an officer of Orion, certifying as to compliance by Orion with Sections 8.1 and 8.2 hereof;

            (c) A certificate of the Secretary of Orion certifying resolutions of the Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Orion), and, as of the Effective Time, the election of the directors set forth on Section 6.8 hereof;

            (d) The Certificate of Incorporation of Orion, certified by the Secretary of State of Delaware, and the by-laws of Orion, certified by the Secretary of Orion;

            (e) The Lock-Up  Agreements of MDB and Marlett referenced in Section
      6.18 above;

            (f) Certificates of Good Standing for Orion from the State of Delaware;

            (g) The opinions referenced in Sections 8.8 and 6.17 above;

            (h) The executed Certificate of Merger and Articles of Amendment and Merger;

            (i) Certificate required under Section 8.12 hereof;

            (j) Written evidence, in form reasonably satisfactory to Citadel, that Orion has delivered authorization to the Exchange Agent to issue the Merger Stock to the holders of Citadel Stock in the Merger upon due presentation and provided to the Exchange Agent the instruction letters to be sent to the holders of Citadel Common Stock for the exchange of their certificates; and

            (k) All other instruments and documents that Citadel or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary (i) to fulfill any obligation required to be fulfilled by Orion on the Closing Date, and (ii) to evidence satisfaction of any conditions to Closing.

                                   ARTICLE X

                                   TERMINATION

      10.1   TERMINATION.   Anything   herein  or   elsewhere  to  the  contrary
notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

            (a) by mutual written agreement of Orion and Citadel;

            (b) by Orion (if Orion is not then in material breach of its obligations under this Agreement) if (i) a material default or breach shall be made by Citadel with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty days, or (ii) if Citadel makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a Citadel Material Adverse Effect after the date of this Agreement, or (iii) a Citadel Material Adverse Change shall have occurred after the date of this Agreement, or (iv) Citadel or Orion enters into any agreement to effect any transaction described in Section 6.12(b) of this Agreement, or (v) the board of directors of Citadel withdraws its recommendation of the Merger, if given, or recommends to Citadel stockholders the approval of any transaction other than the Merger or (vi) the amount payable to Dissenting Stockholders exceeds the Dissenter Payment Threshold;

            (c) by Citadel (if Citadel and its subsidiaries and affiliates are not then in material breach of its obligations under this Agreement) if
      (i) a material default or breach shall be made by Orion with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty days, or (ii) if Orion makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects an Orion Material Adverse Effect after the date of this Agreement, or (iii) an Orion Material Adverse Change shall have occurred after the date of this Agreement, or (iv) Orion or Citadel enters into any agreement to effect any transaction described in
      Section 6.12(b) of this Agreement, or (v) stockholders of Citadel fail to approve this Agreement as provided in this Agreement or (vi) the amount payable to Dissenting Stockholders exceeds the Dissenter Payment Threshold;

            (d) by Orion on the one hand and by Citadel on the other hand if the Effective Time has not occurred for any reason by July 31, 2004 unless the Parties agree to an extension in writing, provided that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party that is in breach of any representation, warranty or covenant in this Agreement, which breach would entitle any other party to terminate this Agreement, unless both Parties are in breach of any representation, warranty or covenant in this Agreement, in which case, either party may terminate this Agreement; and

            (e) by Orion, on the one hand and by Citadel on the other hand if prior to the Effective Time a third party successfully brings an action resulting in a permanent injunction preventing the consummation of the Merger pursuant to this Agreement.

      10.2 EFFECT OF TERMINATION. In the event of termination authorized pursuant to Section 10.1 hereof, written notice thereof shall be given to the other parties and all obligations of the parties shall terminate and no party shall have any right against any other party hereto for any Damages (as hereinafter defined), subject to Section 10.3 hereof. "DAMAGES" means the dollar amount of any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys' fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

      10.3 ORION NOTE EXTENSION. If Citadel terminates this Agreement pursuant to Section 10.1(c)(i) through (iv) (including, without limitation failure of Orion to comply with Section 8.13) then, without limiting the rights of Citadel, Orion agrees that the Maturity Date of the Orion Note, as defined thereunder, shall be extended to October 15, 2004.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 EXPENSES. Each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

      11.2 AMENDMENT. This Agreement may be amended, modified or supplemented but only in writing signed by the parties hereto.

      11.3 CONFIDENTIALITY AND RETURN OF INFORMATION TO CITADEL.

            (a) On and after the date of this Agreement, Orion will keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by Citadel, and (ii) all other information provided by Citadel to Orion relating to the business, operations, employees, customers and distributors of Citadel, including, but not limited to, any customer or distributor lists, documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "CITADEL CONFIDENTIAL INFORMATION").

            (b) Upon any termination of this Agreement pursuant to Article IX hereof, Orion shall return to Citadel all documents and copies of documents in its possession relating to any Citadel Confidential Information, and no director, officer, employee or representative of Orion shall make or retain any copy or extract of any of the foregoing.

      11.4 CONFIDENTIALITY AND RETURN OF INFORMATION TO ORION.

            (a) On and after the date of this Agreement, Citadel will keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by Orion, and (ii) all other information provided by Orion to Citadel relating to the business, operations, and employees of Orion, including, but not limited to, any documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "ORION CONFIDENTIAL INFORMATION").

            (b) Upon any termination of this Agreement pursuant to Article IX hereof, Citadel shall return to Orion all documents and copies of documents in its possession relating to any Orion Confidential Information, and no director, officer, employee or representative of Citadel shall make or retain any copy or extract of any of the foregoing.

      11.5 PRESS RELEASE: PUBLIC ANNOUNCEMENTS. Reasonably promptly after execution of this Agreement and the filing by Orion of a Current Report on Form 8-K disclosing this Agreement, Citadel and Orion may issue press releases in the form attached hereto as EXHIBIT 11.5. The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

      11.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

            (a)   If to Citadel:

                           2125 Western Avenue, Suite 200
                           Seattle, Washington 98121
                           Attention: Patrick Crumb, Esq.
                           Facsimile No.: (206)  728-7744
                           Email: pcrumb@citadelmedia.net
                           with a copy to:

                           Peterson Russell Kelly PLLC
                           10900 NE 4th Street, Suite 1850
                           Seattle, Washington 98004-5873
                           Attention: Patrick Moran, Esq.
                           Facsimile No.: (425) 990-4008

                           and:

                           If to Orion:

                           401 Wilshire Boulevard, Suite 1020
                           Santa Monica, California 90401
                           Facsimile No.: (310) 526-5000

                           with a copy to:

                           Graubard Miller
                           600 Third Avenue, 32nd Floor
                           New York, NY 10016
                           Attention: Andrew D. Hudders, Esq.
                           Facsimile No.: (212) 818-8881

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

      11.7 WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

      11.8 INTERPRETATION. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

      11.9 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without giving effect to the principles of conflicts of law thereof.

      11.10 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

      11.11 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and except for the finders fee acknowledgement owing to MDB under Section 7.12(without any limitation resulting from the fact that principals of MDB are officers and directors of Orion), no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

      11.12 FURTHER ASSURANCES. Upon the request of the parties hereto, the other parties hereto will, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

      11.13 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      11.14 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

      11.15 ENTIRE UNDERSTANDING. This Agreement (including the Schedules and Exhibits) and the Articles of Amendment and Merger set forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings between the parties.

      11.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall be the same as delivery of an executed original. At the request of any of the parties, the parties will confirm facsimile transmission signatures by signing and delivering an original document

      11.17 RESOLUTION OF DISPUTES. In the event that there is a dispute in connection with this Agreement, if the controversy cannot be resolved by Citadel and Orion within 10 days of the notification in writing by Citadel to Orion, then the controversy initially shall be submitted for resolution by mediation by JAMS/Endispute in Seattle, Washington or its successor, and if the matter is not resolved through such mediation process within the first to occur of (i) the expiration of 30 days from such submission to mediation, or (ii) the holding of two meetings of Citadel and Orion within such mediation, then such controversy shall be submitted to final and binding arbitration by the American Arbitration Association (AAA), which shall have jurisdiction of the matter pursuant to its rules of commercial arbitration sitting in Seattle, Washington, with one arbitrator to be mutually appointed by Orion and Citadel, or in the absence of such appointment, to be appointed by the AAA.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                        ORION ACQUISITION CORP. II


                                        -------------------------------------
                                        Name: Christopher A. Marlett
                                        Title: Chief Executive Officer


                                        CITADEL MEDIA, INC.


                                        -------------------------------------
                                        Name: James C. Heckman, Jr.
                                        Title: Chief Executive Officer